Exhibit 3.2
Amended and Restated Bylaws
United Parcel Service, Inc.
(a Delaware corporation)
~~November 6, 2008~~
May 6, 2010

TABLE OF CONTENTS

		Page

ARTICLE I.	Offices	1
Section 1.	Registered Office	1
Section 2.	Other Offices	1

ARTICLE II.	Meetings of Stockholders	1
Section 1.	Meetings of Stockholders for Election of Directors	1
Section 2.	Other Meetings of Stockholders	1
Section 3.	Special Meetings	1
Section 4.	Notice of Meetings	1
Section 5.	List of Stockholders	2
Section 6.	Quorum	2
Section 7.	Organization	2
Section 8.	Business and Order of Business	3
Section 9.	Voting	3
9.1	Generally	3
9.2	Voting in Director Elections	3
9.3	Voting on Other Matters	3
Section 10.	Notice of Stockholder Business and Nominations	~~3~~4
10.1	Annual Meeting	~~3~~4
10.2	Special Meetings	6
10.3	Share Ownership Requirement for Stockholder Business and Nominations	7

ARTICLE III.	Board of Directors	7
Section 1.	General Powers	7
Section 2.	Number, Qualifications, Election and Terms of Office	7
Section 3.	Quorum and Manner of Action	~~7~~8
Section 4.	Place of Meeting, etc	~~7~~8
Section 5.	RESERVED	~~7~~8
Section 6.	Regular Meetings	~~7~~8
Section 7.	Special Meetings; Notice	8
Section 8.	Organization	8
Section 9.	Order of Business	~~8~~9
Section 10.	Resignations	~~8~~9
Section 11.	Removal of Directors	~~8~~9
Section 12.	Vacancies	~~8~~9
Section 13.	Fees	9

ARTICLE IV.	Committees	9
Section 1.	How Constituted, Powers, Name	9
Section 2.	Term of Office and Vacancies	~~9~~10
Section 3.	Organization	~~9~~10
Section 4.	Resignations	~~9~~10

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Section 5.	Removal	10
Section 6.	Meetings	10
Section 7.	Quorum and Manner of Acting	~~10~~11
Section 8.	Fees	~~10~~11

ARTICLE V.	Officers	~~10~~11
Section 1.	Numbers	~~10~~11
Section 2.	Election, Term of Office and Qualifications	11
Section 3.	Subordinate Officers	11
Section 4.	Removal	11
Section 5.	Resignations	11
Section 6.	Vacancies	~~11~~12
Section 7.	The Chairman of the Board of Directors	~~11~~12
Section 8.	The Vice Chairman of the Board of Directors	~~11~~12
Section 9.	The President	12
Section 10.	Executive Vice Presidents, Senior Vice Presidents and Vice Presidents	12
Section 11.	The Secretary	12
Section 12.	Assistant Secretaries	~~12~~13
Section 13.	The Treasurer	~~12~~13
Section 14.	Assistant Treasurers	13
Section 15.	RESERVED	13
Section 16.	Indemnification	13

ARTICLE VI.	Contracts, Checks, Drafts, Bank Accounts, etc	15
Section 1.	Contracts, etc., How Executed	15
Section 2.	Loans	15
Section 3.	Checks, Drafts, etc	~~15~~16
Section 4.	Deposits	~~15~~16
Section 5.	General and Special Bank Accounts	16
Section 6.	Proxies	16

ARTICLE VII.	Shares and Their Transfer	~~16~~17
Section 1.	Stock Certificates	~~16~~17
Section 2.	Transfer of Shares	17
Section 3.	Addresses of Stockholders	17
Section 4.	Lost, Destroyed and Mutilated Certificates	17
Section 5.	Transfer Agent and Registrar; Regulations	~~17~~18
Section 6.	Record Date	~~17~~18
Section 7.	Examination of Books by Stockholders	18
Section 8.	Treasury Stock	~~18~~19

ARTICLE VIII.	Dividends, Surplus, etc	~~18~~19

ARTICLE IX.	Seal	19

ARTICLE X.	Fiscal Year	19

ARTICLE XI.	Amendments	19

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ARTICLE I.
Offices.
          Section 1. Registered Office. The registered office of United Parcel Service, Inc. (hereinafter called the Corporation), in the State of Delaware, shall be in the City of Wilmington, County of New Castle, or at such other location within the State of Delaware as determined by the Board of Directors of the Corporation. The Corporation’s registered agent in Delaware shall be Corporation Service Company, subject to change by the Board of Directors which may by resolution appoint, or change, the Corporation’s registered agent in Delaware in the manner and to the extent permitted by Delaware law.
          Section 2. Other Offices. The Corporation may also have an office or offices at such other place or places either within or outside the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation requires.
ARTICLE II.
Meetings of Stockholders.
          Section 1. Meetings of Stockholders for Election of Directors. All meetings of the stockholders for the election of directors of the Corporation shall be held at such date, time and place, either within or without the State of Delaware, as may be designated from time to time by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws that has been given the power to do so.
          Section 2. Other Meetings of Stockholders. All other meetings of the stockholders shall be held at such date, time and place, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws that has been given the power to do so.
          Section 3. Special Meetings. Subject to the rights of any series of Preferred Stock, a special meeting of the stockholders for any purpose or purposes, unless otherwise proscribed by statute, may be called at any time by the Chairman of the Board or by the Board of Directors or by a Committee constituted pursuant to Article IV of these Bylaws that has been given the power to do so. The Board of Directors may postpone or reschedule any previously scheduled special meeting.
          Section 4. Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the day on which the meeting is to be held, to each stockholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him or her personally, or by mailing at least ten days before the day on which such meeting is to be held, postage prepaid, to his or her address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise required by law, the Certificate of Incorporation or these Bylaws. A written waiver of any notice, signed by a stockholder, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except when the person attends for the express purpose of objecting at the beginning of the meeting because the meeting is not lawfully called or convened. Notice of any adjourned meeting of the stockholders shall not be required to be given, except where expressly required by law.
          Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer who shall have charge of the stock ledger either directly or through a Transfer Agent appointed by the Board of Directors, to prepare and make, at least ten days before every election, complete lists of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. For said ten days such lists shall be open to the examination of any stockholder for any purpose germane to the meeting in the manner provided by law, and shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who may be present. The original or a duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine such lists or the books of the Corporation or to vote in person or by proxy at such election.
          Section 6. Quorum. At each meeting of the stockholders, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote thereat shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation; provided that, in no event shall a quorum consist of less than such number of votes as may be required under the General Corporation Law of Delaware. In the absence of a quorum, any officer entitled to preside or act as Chairman at such meeting shall have the power to adjourn the meeting from time to time, until stockholders holding the requisite amount of voting power shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of the number required by law or by the Certificate of Incorporation or by these Bylaws for action upon any given matter shall not prevent action at such meetings upon any other matter or matters which may properly come before the meeting, if the number of stockholders required in respect of such other matter or matters shall be present.
          Section 7. Organization. The Chairman of the Board, or in his or her absence, the Vice Chairman, or in the absence of both, the President, shall call meetings of the stockholders to order and shall act as Chairman thereof. In the absence of the Chairman of the Board, Vice Chairman and President, the holders of record of shares of capital stock of the Corporation representing a majority of the votes present at the meeting may elect any person present in person to act as Chairman of the meeting. The Secretary, or, in his or her absence, an Assistant Secretary, shall act as secretary at all meetings of the stockholders. In the absence from any such meeting of the Secretary and the assistant secretary or secretaries, the Chairman may appoint any person present to act as secretary of the meeting.

          Section 8. Business and Order of Business. At each meeting of the stockholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof except as otherwise expressly required in the Certificate of Incorporation, these Bylaws or by law. The order of business at all meetings of the stockholders shall be determined by the Chairman.
          Section 9.Voting.
     9.1 Generally.
     Each stockholder of the Corporation shall, except as otherwise required by law, at every meeting of the stockholders be entitled to such number of votes, in person or by proxy, for each share of the capital stock of the Corporation registered in his or her name on the books of the Corporation, as provided in the Certificate of Incorporation. Persons holding in a fiduciary capacity shares having voting rights shall be entitled to vote the shares so held, and persons whose shares of stock having voting rights are pledged shall be entitled to vote, unless the pledgor shall have expressly empowered the pledgee to vote thereon and so notified the Corporation in writing, in which case only the pledgee, or his or her proxy, may represent said shares and vote thereon. Any vote on shares may be given by the stockholder entitled thereto in person or by his or her proxy appointed by an instrument in writing or by a transmission permitted by law, subscribed by such stockholder or by his or her attorney thereunto authorized, and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted on after three years from its date unless said proxy provides for a longer period. ~~At every meeting of stockholders duly called and held at which a quorum is present (i) in all matters other than the election of directors, a majority of the votes that could be cast at the meeting upon a given question and (ii) in the case of the election of directors, a plurality of the votes that could be cast at the meeting upon the election, by the holders who are present in person or by proxy, shall be necessary, in addition to any vote or other action that may be expressly required by law, the Certificate of Incorporation or these Bylaws, to decide the question or election.~~ Except as otherwise provided by statute, and unless demanded by a stockholder present in person or by proxy at any meeting, and entitled to vote thereat, the vote on any question need not be by ballot.
     9.2 Voting in Director Elections.
     At every meeting of stockholders for the election of directors, duly called and held at which a quorum is present, each director shall be elected by the affirmative vote of the majority of the votes cast; provided, that if as of a date that is five business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon. For purposes of this Section 9.2 of Article II, a majority of the votes cast means that the number of votes ‘for’ a director nominee must exceed the number of votes ‘against’ that director nominee. If directors are to be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, stockholders shall not be permitted to vote ‘against’ a director nominee.

     9.3 Voting on Other Matters.
     All matters other than the election of directors shall be decided by the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, unless otherwise provided by the rules of any stock exchange upon which the Corporation’s securities are listed or unless otherwise required by law, the Certificate of Incorporation, or these Bylaws.
          Section 10. Notice of Stockholder Business and Nominations.
          10.1 Annual Meeting.
     (1) An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.
     (2) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this subsection 10.1. For the avoidance of doubt, clause (c) above shall be the exclusive means for a stockholder to make nominations and propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) before an annual meeting of stockholders.
     (3) For nominations or business to be properly brought before an annual meeting by a Record Stockholder pursuant to clause (c) of the foregoing paragraph, (a) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (b) any such business must be a proper matter for stockholder action under Delaware law, and (c) the Record Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 120 days prior to the first anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the Record Stockholder to be timely must be so delivered not later than the close of business on the later of (i) the

120th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.
     (4) Such Record Stockholder’s notice shall set forth:
     (a) if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person’s written consent to serve as a director if elected;
     (b) as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
     (c) as to (1) the Record Stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”):
     (i) the name and address of each such party as they appear on the Corporation’s books;
     (ii) (A) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this subsection 10.1(4), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner, or directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date);
     (iii) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; and
     (iv) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such Record Stockholder or beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by such Record Stockholder (such statement, a “Solicitation Statement”).
     (5) Notwithstanding anything in the second sentence of the third paragraph of this subsection 10.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 130 days prior to the Anniversary, a Record Stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
     (6) A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a Record Stockholder in accordance with subsection 10.1(2)(c) or (ii) the person is nominated by or at the direction of the Board of Directors. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this subsection 10.1. The chairman of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
     (7) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
     (8) Notwithstanding the foregoing provisions of this subsection 10.1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this subsection 10.1. Nothing in this subsection 10.1 shall be deemed to affect any rights or relieve any requirements of stockholders with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
          10.2 Special Meetings.
     (1) Subject to the rights of any series of Preferred Stock, special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the Board or by the Board of Directors or by a Committee constituted pursuant to Article IV of these Bylaws that has been given the power to do so.
     (2) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or

(b) by any Record Stockholder at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who complies with the notice procedures applicable to nominations at annual meetings set forth in subsection 10.1 of this Article II. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if the Record Stockholder’s notice required by the third paragraph of subsection 10.1 of this Article II shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a Record Stockholder in accordance with the notice procedures set forth in subsection 10.1 of Article II.
     (3) Notwithstanding the foregoing provisions of this subsection 10.2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this subsection 10.2. Nothing in this subsection 10.2 shall be deemed to affect any rights or relieve any requirements of stockholders with respect to inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
          10.3 Share Ownership Requirement for Stockholder Business and Nominations. Notwithstanding the forgoing subsections, except in cases in which Rule 14a-8 under the Exchange Act applies, no proposal for action on any stockholder business, or nomination of any person for election to the Board of Directors may be made by any Record Stockholder who is not also a beneficial owner of at least $1,000 in current value of shares of the Corporation entitled to be voted for the election of Directors.
ARTICLE III.
Board of Directors.
          Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.
          Section 2. Number, Qualifications, Election and Terms of Office. The number of Directors shall be not less than seven nor more than sixteen, as determined from time to time by resolution of the Board of Directors. The Directors need not be stockholders of the corporation. The election of Directors need not be by ballot except as otherwise provided by law or by these Bylaws.
          Section 3. Quorum and Manner of Action. Except as otherwise required by law or provided herein, a majority of the Whole Board shall be required to constitute a quorum for the transaction of business at any meeting and the affirmative vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of

Directors. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of directors then serving as such, whether or not there exist any vacancies in previously authorized directorships. The Board of Directors may postpone or reschedule any previously scheduled special meeting. In the absence of a quorum, the majority of the Directors present may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given, other than by announcement at the meeting being adjourned.
          Section 4. Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices, and keep the books and records of the Corporation, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.
          Section 5. RESERVED.
          Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held quarterly at such place and at such times as the Board of Directors may from time to time determine. Notice of the regular meetings need not be given.
          Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board of Directors or by the President or by any of the directors. Notice of each meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least forty-eight hours before the time at which the meeting is being held, or shall be sent to him or her at such place by electronic transmission, telegraph or telephone, or be delivered personally, not later than twenty-four hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise required by these Bylaws or by law. A written waiver of any notice, signed by a Director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except when the person attends for the express purpose of objecting at the beginning of the meeting because the meeting is not lawfully called or convened. Notice of any adjourned meeting of the Board of Directors shall not be required to be given, except where expressly required by law.
          Section 8. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, the President, or in the absence of both the Chairman of the Board of Directors and the President, a director chosen by a majority of the directors present shall act as Chairman. The Secretary, or, in his or her absence, an Assistant Secretary, or, in the absence of both the Secretary and assistant secretaries, any person appointed by the Chairman shall act as Secretary of the meeting.
          Section 9. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the Board of Directors.

          Section 10. Resignations. Any director of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors or to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          Section 11. Removal of Directors. Except as otherwise required by law, any director may be removed either with or without cause, at any time, by the affirmative vote of the holders of a majority of the voting power entitled to vote at an election of directors as provided in the Certificate of Incorporation; and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders.
          Section 12. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, removal, disqualification, an increase in the number of directors, or any other cause may be filled by the directors then in office or by the stockholders of the Corporation at the next annual meeting or any special meeting called for the purpose and at which a quorum is present, and each director so elected, shall hold office for a term to expire at the next annual election of directors, and until his or her successor shall be duly elected and qualified, or until his or her death or until he or she shall resign or shall have been removed in the manner herein provided. Except as otherwise required by law, in case of a vacancy in the Board of Directors, the remaining director or directors shall retain the full capacity to act as the Board of Directors under these Bylaws.
          Section 13. Fees. Each director shall be paid such fees, if any, as shall be fixed by the Board of Directors and in addition such reasonable transportation and other expenses actually incurred by him or her in going to the meeting and returning therefrom.
ARTICLE IV.
Committees.
          Section 1. How Constituted, Powers, Name. The Board of Directors may, by resolution or resolutions, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent permitted by law and provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the, Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The term “Committee” as used in this Article IV means any committee constituted pursuant to the Certificate of Incorporation of the Corporation and these Bylaws. The Board of Directors shall, by resolution, designate or create any Committee required by the rules of any securities exchange on which shares of the capital stock of the Corporation are listed.
          Section 2. Term of Office and Vacancies. Each member of a Committee shall continue in office until the first meeting of the Board of Directors following the annual meeting of stockholders held by the Board of Directors next succeeding his or her election and until a director to succeed him or her shall have been elected and shall have qualified, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a Committee shall be filled by the Board of Directors at any regular or special meeting thereof.
          Section 3. Organization. The Chairman of each Committee shall be designated by the Board of Directors and the Secretary of the Corporation shall act as Secretary thereof. In the absence from any meeting of any Committee of its Chairman or its Secretary such Committee shall appoint a Chairman or Secretary, as the case may be, of the meeting. Each Committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.
          Section 4. Resignations. Any member of a Committee may resign from membership on that Committee by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, to the President, or to the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
          Section 5. Removal. Any member of a Committee may be removed with or without cause at any time by the affirmative vote of the Board of Directors given at any regular meeting or at any special meeting.
          Section 6. Meetings. Regular meetings of each Committee, of which no notice shall be necessary, shall be held on such days and at such place as may be determined by the Committee. Special meetings of each Committee may be called by any member of such Committee. Notice of each special meeting of the Committee shall be mailed to each member thereof, addressed to him or her at his or her residence or usual place of business, at least twenty-four hours before the time at which the meeting is being held, or shall be .sent to him or her at such place by electronic transmission, telegraph or telephone, or be delivered personally, not later than three hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise required by these Bylaws or by law. Whenever notice is required to be given by law or under the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.
          Section 7. Quorum and Manner of Acting. Unless otherwise provided by resolution of the Board of Directors, a majority of the total number of members of a Committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such Committee. The members of each Committee shall act only as a committee and the individual members shall have no power as such.
          Section 8. Fees. Each member of a Committee shall be paid such fees, if any, as shall be fixed by the Board of Directors and in addition such reasonable transportation and other expenses actually incurred by him or her in going to the meeting and returning therefrom.
ARTICLE V.
Officers.
          Section 1. Numbers. The officers of the Corporation shall be a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors if the Board so elects, a President if the Board of Directors so elects, a Treasurer, a Secretary, one or more Executive Vice Presidents if the Board so elects, one or more Senior Vice Presidents if the Board so elects, and one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person.
          Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner herein provided. The Chairman of the Board of Directors shall be chosen from among the Directors. Other officers herein provided for need not be members of the Board of Directors.
          Section 3. Subordinate Officers. The Board of Directors may from time to time appoint such other officers as it may deem necessary, and the Board of Directors or the Chairman of the Board of Directors or the President may from time to time appoint such agents and employees of the Corporation as they, or any of them, may deem proper. Such officers, committees, agents and employees shall hold office for such period, have such authority, and perform such duties as in these Bylaws provided or as the Board of Directors or the Chairman of the Board of Directors or the President may from time to time prescribe. The Board of Directors or the Chairman of the Board of Directors or the President may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.
          Section 4. Removal. An officer may be removed, either with or without cause, by the Board of Directors or by any superior officer upon whom the power of removal may be conferred by the Board of Directors or by these Bylaws.
          Section 5. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairman of the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for regular election or appointment to such office.
          Section 7. The Chairman of the Board of Directors. The Chairman of the Board shall be a director and shall preside at all meetings of the Board and of the stockholders. He or she shall be the chief executive officer of the Corporation. The Chairman of the Board shall, subject to the overall supervision of the Board of Directors, perform all duties incident to the office of the Chairman of the Board and Chief Executive Officer of the Corporation, and such other duties as may be assigned to him or her from time to time by the Board of Directors. In case of the absence or disability of the Chairman, the Board of Directors may designate the Vice Chairman, President, a Senior Vice President, Vice President or other person to act in place of the Chairman during his or her absence or disability, and when so acting such Vice Chairman, President, Senior Vice President, Vice President or other person shall have all the powers of and be subject to all the restrictions upon the Chairman, except as may otherwise be provided in the resolution of the Board of Directors making such designation.
          Section 8. The Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall be a director and shall perform all duties incident to the office of the Vice Chairman of the Board and such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chairman, he or she shall preside at all meetings of the Board and of the stockholders.
          Section 9. The President. The President shall perform all duties incident to the office of the President and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, or an Executive Committee constituted pursuant to Article IV of these Bylaws. In the absence or inability to act of the Chairman or Vice Chairman of the Board, the President shall preside at meetings of the Board of Directors and of the stockholders.
          Section 10. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, each Senior Vice President and each Vice President shall perform all such duties as may be incident to their respective offices or as may from time to time be assigned to them, or any of them, by the Board of Directors, the Chairman of the Board, or an Executive Committee constituted pursuant to Article IV of these Bylaws.
          Section 11. The Secretary. The Secretary shall record or cause to be recorded in books provided for the purpose the minutes of the meetings of the stockholders, of the Board of Directors and of any Committee constituted pursuant to Article IV of these Bylaws; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall keep or cause to be kept a register of the post office address of each stockholder, and make all proper changes in such register, retaining and filing his or her authority for all such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of

Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose.
          Section 12. Assistant Secretaries. At the request of the Secretary or in his or her absence or disability, the Assistant Secretary designated by him or her shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board of Directors, the President, the Secretary or the Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose.
          Section 13. The Treasurer. The Treasurer shall give such bond for the faithful performance of his or her duties as the Board of Directors shall require. He or she shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these Bylaws; at all reasonable times exhibit his or her books of account and records, and cause to be exhibited the books of account and records of any corporation all of whose shares except directors’ shares are owned by the Corporation, to any of the directors of the Corporation upon application during business hours at the office of the Corporation or such other corporation, where such books and records are kept; render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the stockholders, if called upon to do so; receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; and in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose.
          Section 14. Assistant Treasurers. At the request of the Treasurer or in his or her absence or disability the Assistant Treasurer designated by him or her shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board of Directors, the President, the Treasurer or the Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose.
          Section 15. RESERVED.
          Section 16. Indemnification
     (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in paragraph (c) of this Section 16 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
     (b) The right to indemnification conferred in paragraph (a) of this Section 16 shall include the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this paragraph (b) or otherwise. The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Section 16 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
     (c) If a claim under paragraph (a) or (b) of this Section 16 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law; and in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, and in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or is not entitled to such advancement of expenses, under this Section 16 or otherwise shall be on the Corporation.
     (d) The rights to indemnification and to the advancement of expenses conferred in this Section 16 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
     (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     (f) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 16 with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
ARTICLE VI.
Contracts, Checks, Drafts, Bank Accounts, etc.
          Section 1. Contracts, etc., How Executed. In addition to the authority that the officers of the Corporation hold incident to their respective offices, the Board of Directors, or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose, except as in these Bylaws otherwise provided, may authorize any officer or officers, employees or agents of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances. The power to grant such authority also may be expressly delegated by the Board of Directors, or by any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose, to one or more officers of the Corporation.
          Section 2. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors or by any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose. Such authorization may be general or confined to specific instances. When so authorized, any authorized officer or employee of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation and, when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness and liabilities of the Corporation, may mortgage, pledge, hypothecate or transfer any real or personal property at any time held by the Corporation and to that end execute instruments of mortgage or pledge or otherwise transfer such property. Such authority may be general or confined to specific instances.
          Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employees or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose. Such authority may be general or confined to specific instances and the granting of such authority may be expressly delegated by the Board of Directors, or by any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose, to one or more officers of the Corporation.
          Section 4. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose may from time to time designate, or as may be designated by an officer or officers of the Corporation to whom such power may be delegated by the Board of Directors, or by such Committee, and for the purpose of such deposit, the Chairman of the Board of Directors, or the President, or a Vice President, or the Treasurer, or an Assistant Treasurer, or

the Secretary, or an Assistant Secretary, may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.
          Section 5. General and Special Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts, may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.
          Section 6. Proxies. Except as otherwise provided in these Bylaws or in the Certificate of Incorporation of the Corporation, and unless otherwise provided by resolution of the Board of Directors, or of any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose, the Chairman of the Board of Directors or the President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose shares or other securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as the Chairman of the Board of Directors or the President may deem necessary or proper in the premises.
ARTICLE VII.
Shares and Their Transfer.
          Section 1. Stock Certificates. The shares of capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock shall be uncertified shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors or by any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose. They shall be numbered, shall certify the number of shares held by the holder thereof and shall be signed by the Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer or officers or transfer agent or registrar who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers or transfer agent or registrar of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

          Section 2. Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his or her attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards to the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.
          Section 3. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to him or her, and if any stockholder shall fail to designate such address, corporate notices may be served upon him or her by mail directed to him or her at his or her last known post office address.
          Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any certificate evidencing any share of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose, may, in its discretion, cause to be issued to him or her a new certificate or certificates of stock, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such Committee may, in its discretion, require the owner of the lost or destroyed certificate or his or her legal representative to give the Corporation a bond in such sum, and with surety or sureties, as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate.
          Section 5. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors or by such Committee, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a register designated by the Board of Directors or by such Committee, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors or any such Committee may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.
          Section 6. Record Date. In order that the Corporation may. determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.
          Section 7. Examination of Books by Stockholders. The Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose or of the stockholders of the Corporation.
          Section 8. Treasury Stock. The Treasurer of the Corporation may be authorized by the Board of Directors from time to time to purchase out of surplus any outstanding fully paid shares of the Corporation, together with any rights, privileges and benefits appurtenant thereto, the same to be held in the treasury of the Corporation until and unless disposed of as hereinafter set forth. The price at which the same may be purchased and placed in the treasury shall not exceed such sum as the Board of Directors may determine from time to time. Any shares so purchased and placed in the treasury of the Corporation may be sold in such manner and on such terms as the Board of Directors may determine from time to time.
ARTICLE VIII.
Dividends, Surplus, etc.
     Subject to the provisions of the Certificate of Incorporation and any restrictions imposed by statute, the Board of Directors may declare dividends from the surplus of the Corporation or from the net profits arising from its business, whenever, and in such amounts as, in its opinion, the condition of the affairs of the Corporation shall render advisable. If the date appointed for the payment of any dividend shall in any year fall on a legal holiday then the dividend payable on such date shall be payable on the next succeeding business day. The Board of Directors in its discretion may from time to time set aside from such surplus or net profits such sum or sums as it, in its absolute discretion, may think proper as a working capital or as a reserve fund to meet contingencies, or for the purpose of maintaining or increasing the property or business of the Corporation, or for any other purpose it may think conducive to the best interests of the Corporation. All such surplus or net profits, until actually declared in dividends, or used and applied as aforesaid, shall be deemed to have been so set aside by the Board for one or more of said purposes.

ARTICLE IX.
Seal.
     The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures and word “1999, Delaware”, and at the outer edge the name of the Corporation.
ARTICLE X.
Fiscal Year.
     The fiscal year of the Corporation shall begin on the first day of January in each year.
ARTICLE XI.
Amendments.
     All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law, may be made, either by the affirmative vote of the holders of record of shares representing in the aggregate a majority of the total voting power of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting or by the Board of Directors at any regular or special meeting.